UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEDFORD PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

68-0306514

(I.R.S. Employer Identification Number)

270 Lafayette Circle

Lafayette, California 94549

(925) 283-8910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter B. Bedford

Chief Executive Officer

270 Lafayette Circle

Lafayette, California 94549

(925) 283-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Dennis Klimmek, Esq. Executive Vice President, General Counsel and Secretary Bedford Property Investors, Inc. 270 Lafayette Circle Lafayette, California 94549 (925) 283-8910	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, California 94304 (650) 251-5000

RECENT EVENTS: DEREGISTRATION

The Registrant registered its 8.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) under the Registration Statement filed with the Securities and Exchange Commission on September 18, 2003 and subsequently amended on December 3, 2003 (Registration No. 333-108908) (the “Registration Statement”). Pursuant to a registration rights agreement dated August 5, 2003, entered into between the Registrant and the initial purchaser of the Series A Preferred Stock (filed as Exhibit 4.4 to the Registration Statement), the Registrant’s obligation to maintain the effectiveness of the Registration Statement expired on August 5, 2005. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby removes from registration its Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California, on October 3, 2005.

BEDFORD PROPERTY INVESTORS, INC.

By:	/s/ Peter B. Bedford
Name: Peter B. Bedford Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter B. Bedford Peter B. Bedford	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 3, 2005

/s/ Hanh Kihara Hanh Kihara	Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2005

* Peter D. Linneman	Director	October 3, 2005

* Bowen H. McCoy	Director	October 3, 2005

* Thomas H. Nolan, Jr.	Director	October 3, 2005

* Martin I. Zankel	Director	October 3, 2005

*By:	/s/ Hanh Kihara
Hanh Kihara Attorney-in-Fact